SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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GAMEPLAN, INC.

(Name of Registrant as Specified in its Charter)

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Contact Person:

Branden T. Burningham, Esq.
455 East 500 South, Suite 205
Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

GAMEPLAN, INC.
3701 Fairview Road
Reno, Nevada 89511
(775) 815-4758

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the stockholders of GamePlan, Inc., a Nevada corporation (the “Company,“ “GamePlan,” “we”, “our,” “us” or words or similar import), regarding resolutions to elect directors for the coming year.  These resolutions will be presented to a special meeting of our stockholders to be held at 9:00 a.m. local time on September 12, 2008, at the offices of Nevada Agency & Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada  89501 (the “Special Meeting”), as outlined in the Notice of Special Meeting of Stockholders  that accompanies this Information Statement. Robert G. Berry, Esq. and Jon T. Jenkins (collectively, the “Majority Stockholders”), who collectively own 79% of our outstanding voting securities, have indicated that they will vote to elect all of the nominees  whose names are set forth under the caption “Item No. 1 – Election of Board of Directors,” below.

Mr. Berry, who is our President, Secretary, Treasurer and sole director, beneficially owns 5,995,500 shares of our outstanding common stock, and Mr. Jenkins beneficially owns 6,030,500 such shares.  Collectively, the holdings of Messrs. Berry and Jenkins total approximately 79% of the 15,225,000 shares of our common stock that are outstanding as of August 11, 2008, which is the date for determining stockholders who are entitled to receive this Information Statement and the notice of the Special Meeting.  No other votes are required in order to elect directors for the coming year, and none are being solicited hereunder.  See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval,” herein.

APPROXIMATE DATE OF MAILING: AUGUST 21, 2008.

A copy of our Annual Report on Form 10-KSB for the year ended December 31, 2007, accompanies this Information Statement and is incorporated herein by reference.

    ITEM NO. 1

ELECTION OF BOARD OF DIRECTORS

Our Board of Directors will consist of five persons, as follows: Robert G. Berry, Esq.; Jon T. Jenkins; Ray Brown; L. Steven Haynes; and David W. Young.  Each director is to serve until the next annual meeting of our stockholders or until such director’s prior death, resignation or termination, and the appointment and qualification of his successor.

The names of the nominees to serve on our Board of Directors and the positions currently held by each are set forth below:

Name                           Age         Position                          Held Position Since

Robert G. Berry             72         President, Secretary

                                                    Treasurer and Director           1997

Jon T. Jenkins                58         N/A

Ray Brown                    46         N/A

L. Steven Haynes          47         N/A

David W. Young           57         N/A

Mr. Berry received a BA degree from the University of Nevada in 1961, and a JD degree from the University of Notre Dame law school in 1963. After spending four years in the District Attorney's office in Reno, Nevada, Mr. Berry joined the law firm of Laxalt and Berry in Carson City, Nevada.  Mr. Berry's areas of emphasis while in private practice were plaintiff's personal injury litigation and gaming regulatory work.  While practicing law, Mr. Berry entered into a number of business ventures, including shopping center and condominium development, restaurants, cattle feeding and breeding. Both during and after Mr. Berry left the active practice of law in 1977 he has owned and operated three gaming facilities, engaged in more than 50 business ventures and operations and built the town of Wendover, NV.  Presently, Mr. Berry is a part time Nevada Supreme Court Settlement Judge.

Jon T. Jenkins was a co-founder of GamePlan in 1991.  Mr. Jenkins has 30 years of gaming management experience with 20 of those years serving on the board of directors for several casinos.  Mr. Jenkins presently oversees the day to day operations of two casinos on the Salt River Indian Community adjacent to the metro Phoenix area.  Mr. Jenkins graduated with a Bachelor of Science degree from California State University.

Ray Brown has 24 years of experience in the gaming industry.  Currently, Mr. Brown is a consultant focusing on the identification, development, financing and construction of native and  non-native gaming operations.  Mr. Brown graduated with a Bachelor of Science degree from the University of Nevada-Reno.

L. Steven Haynes is currently leading Boulder Bay Resort, which is a mixed use development including hotel, retail, residential and casino on 18 acres in Lake Tahoe, Nevada.  Mr. Haynes has had several projects where he worked on the development and financing of both native and non-native gaming operations.  Mr. Haynes graduated from Wake Forest University with a Bachelor of Arts degree.

David W. Young is a personal financial manager at his own firm of D. W. Young, LLC in Las Vegas, Nevada.  Mr. Young has worked at several gaming companies including, Boyd Gaming, Fremont Hotel & Casino, and Sahara Resorts.  Mr. Young graduated with a Bachelor of Science degree from the University of Nevada - Las Vegas.

Board of Director Meetings

During the year ended December 31, 2007, the Company’s Board of Directors did not meet.

Committees.

We do not have an Audit Committee. The Company's directors perform some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the financial statements; reviewing the auditors' independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

We have no audit committee financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our start-up operations, we believe the services of a financial expert are not warranted.

GamePlan does not have standing nominating or compensation committee or a charter with respect to the process for nominations to our Board of Directors.  Currently, our directors submit nominations for election to fill vacancies on the Board to the entire Board for its consideration.

Our Bylaws do not contain any provision regarding the process by which a stockholder may nominate an individual to stand for election to the Board of Directors

To date, we have not received any recommendations from non-affiliate stockholders requesting that the Board consider a candidate for election to the Board. The Board would consider any candidate proposed in good faith by a stockholder.  To do so, a stockholder should send to Mr. Berry a notice setting forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and telephone number and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and by the nominating shareholder, and (iv) any other information concerning the nominee that must be disclosed with respect to nominees in proxy solicitations pursuant to the rules, regulations and forms promulgated under Section 14(a) of the Securities Exchange Act of 1934, if applicable.  The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

In evaluating potential directors, Mr. Berry will consider the following factors:

•

the appropriate size of our Board of Directors;

•

our needs with respect to the particular talents and experience of our directors;

•

the knowledge, skills and experience of nominees, including experience in finance, administration, or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•

familiarity with the gaming industry;

•

experience with accounting rules and practices; and

•

the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, Mr. Berry will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although Mr. Berry may also consider such other factors as he may believe are in the best interests of GamePlan and its stockholders.  We do, however; believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules.  We also believe it appropriate for certain key members of our management to participate as members of the Board.

Mr. Berry and the Board of Directors identify nominees by first evaluating the current members of the Board willing to continue in service.  Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-election.  If any member of the Board does not wish to continue in service or if we decide not to re-nominate a member for re-election, we then identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above.  The Board may also engage in research to identify qualified individuals.  To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

Our Board of Directors does not have a formal process for security holders to send communications to the Board.  However, Mr. Berry, our sole current director, takes great interest in the concerns of stockholders, and he will review and give careful consideration to any and all stockholder communications.  Security holder communications may be sent to: Board of Directors, GamePlan, Inc., 3701 Fairview Road, Reno, Nevada, 89511.

Significant Employees.

Other than Mr. Berry, its sole executive officer, GamePlan does not have any significant employees.

Family Relationships.

There are no family relationships between any of our directors or executive officers.

Certain Legal Proceedings.

Except as indicated below, to the knowledge of management, during the past five years, no director, person nominated to become a director, executive officer, promoter or control person of GamePlan:

(1) was a general partner or executive officer of any business entity that filed any bankruptcy petition, either at the time of the bankruptcy or two years prior to that time;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities;

(4) was found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There is no material proceeding to which any director, executive officer or affiliate of GamePlan, any owner of record or beneficially of more than five percent of any class of voting securities of GamePlan, is a party adverse to GamePlan or has a material interest adverse to GamePlan.

Certain Relationships and Related Transactions

Robert G. Berry Promissory Notes

On February 1, 1999, the Company entered into an amended and restated promissory note with Robert G. Berry, Esq., pursuant to which the Company agreed to pay Mr. Berry principal then owing to Mr. Berry of  $182,256, representing Mr. Berry's unreimbursed cash advances to the Company as of that date.  The Note was due February 1, 2001 and bore interest at the rate of prime plus 2%.  During 1999, Mr. Berry advanced the Company $17,600.  A new note was executed on February 1, 2000, which extended the maturity date to February 1, 2002. In 2000, Mr. Berry advanced $37,200 to the Company.  The Company executed a further amended and restated note with Mr. Berry on January 1, 2001, which note replaced and superseded all previous notes of the Company payable to Mr. Berry.  The new note was issued in the principal amount of $290,192.44, bore interest at the rate of prime plus 2%, and extended the maturity of the Company's obligations to Mr. Berry to February 1, 2003.  The entire unpaid principal and interest was due at maturity. Additionally, the Company executed a further amended and restated note with Mr. Berry on January 1, 2002, which note replaces and supersedes all previous notes of the Company payable to Mr. Berry.  The new note was issued in the principal amount of $327,407.84, bears interest at the rate of prime plus 2%, and maintained the maturity of the Company's obligations to Mr. Berry at February 1, 2003. Mr. Berry renewed this promissory note in the total amount of $484,626 after calculating additional advances to Jan. 1, 2006. As of Jan. 1, 2008, the Company owed Berry $600,203. The entire unpaid principal and interest is due on or before March 1, 2009. The Robert G. Berry Trust, which is controlled by Mr. Berry, owns approximately 39.4% of the issued and outstanding shares of the Company.  In addition, Mr. Berry is the Company’s sole director and its President, Secretary and Treasurer.  He is also a nominee to be elected to the Company’s Board of Directors at the Special Meeting.

Jon T. Jenkins Promissory Notes

As of February 1, 2001, the Company entered into an amended and restated promissory note payable to Jon and April Jenkins in the principal amount of $74,054.36.  The note replaced and superseded all previous notes of the Company payable to Jon or April Jenkins.  The note bears interest at the rate of prime plus 2%. All principal and interest was due and payable on February 1, 2003. Mr. Jenkins agreed to renew this note in the total amount of $100,500 after calculating interest to Jan. 1, 2006. The entire unpaid principal and interest is due on or before March 1, 2009. As of Jan. 1, 2008, the Company owes Mr. Jenkins $132,448. Mr. Jenkins is the beneficial and indirect owner of approximately 39.6% of the issued and outstanding shares of the Company, and is a nominee to serve on the Company’s Board of Directors.

Parents.

We do not have any parents, except to the extent that the Majority Stockholders may be deemed to be our parents due to their collective beneficial ownership of approximately 79% of our issued and outstanding shares of common stock.

Code of Ethics.

We have not adopted a formal code of ethics statement. The board of directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons who are also the officers and directors and many of the persons employed by the Company are independent contractors general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the outstanding shares of the

Company's common stock, to file initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock with the Securities and Exchange Commission. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

No person who, at any time during our past fiscal year, was a director, officer, or beneficial owner of more than 10% of any class of equity securities failed to file, on a timely basis, any report required by Section 16(a) of the Exchange Act during the most recent fiscal year.

Executive Compensation.

For several years, we have not paid any cash compensation to our executive officers. Cash compensation amounts will be determined in the future based on the services to be rendered and time devoted to our business and the availability of funds. Other elements of compensation, if any, will be determined at that time or at other times in the future.

Options/SAR Grants.

The Company does not currently have any other form of compensation arrangements.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table.

The Company does not currently have any other form of compensation arrangements.

Pension Table.

None.

Compensation of Directors.

Persons who are directors and employees will not be additionally compensated for their services as  directors.  In 2005, Mr. John Sien was appointed to our Board of Directors.  Mr. Sien was not an employee and was granted an option to purchase 100,000 shares of the common stock of GamePlan at $0.05 per share. Mr. Sien has since resigned from the Board and has exercised his option.

While we are presently developing incentive compensation for directors, executive officers and employees, there is not, as of the date of this report, any plan in place for incentive compensation.

Termination of Employment and Change of Control Arrangement.

There are no compensatory plans or arrangements, including payments to be received from GamePlan, with respect to any person named above that would in any way result in payments to any such person because of his resignation, retirement or other termination of such person’s employment with GamePlan or its subsidiaries, or any change in control of GamePlan, or a change in the person’s responsibilities following a change in control of GamePlan.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable to the election of our directors for the coming year.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the election of directors for the coming year that is not shared by all stockholders, with the exception that only the persons who are elected directors at the Special Meeting will serve in those capacities.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

The securities that are entitled to vote on the election of our directors for the coming year consist of shares of our common stock.  Each share of our common stock is entitled to one vote.  The number of outstanding shares of our common stock at the close of business on August 11, 2008, the record date for determining our stockholders entitled to notice of and to vote on these matters, was 15,225,000.

Security Ownership of Certain Beneficial Owners.

The following tables set forth the share holdings of our directors and executive officers and those persons who own more than five percent of our common stock as of the date of this Information Statement:

FIVE PERCENT STOCKHOLDERS

Name and Address of

Stockholder

Common Stock         Percentage

Robert G. Berry, Esq.

   5,995,500                 39.4%

3701 Fairview Road

Reno, Nevada 89511

Jon T. Jenkins

   6,030,500                 39.6%

5717 East Alameda Court

Cave Creek, Arizona 85331

DIRECTORS AND EXECUTIVE OFFICERS

Name and Title

Common Stock         Percentage

Robert G. Berry, Esq.

President, Secretary, Treasurer

     5,995,500                39.4%

and Director

All officers and directors

as a group (1 person)

     5,995,500                39.4%

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Vote Required for Approval.

Under Nevada law and the Company’s Bylaws, the election of each of our directors for the coming year shall be effected upon the affirmative vote of the majority of the shares then represented at a meeting at which a quorum is present.  Under our Bylaws, a quorum exists when one-third (33.33%) of the shares entitled to vote are represented, in person or by proxy, at the meeting.

The Majority Stockholders, who collectively own approximately 79% of our outstanding voting securities, have expressed their intention to vote to elect each of the nominees identified under the caption “Item No. 1 – Election of Board of Directors,” above.  Accordingly, no additional votes are required or necessary to adopt the matters covered herein, and none are being solicited hereunder.

Effective Date of Actions.

The elections of the nominees to our Board of Directors will be effective on the date of the Special Meeting.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in  GamePlan’s proxy material in connection with the 2009 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by the Secretary of GamePlan on or before December 1, 2008.

NOTICE

ROBERT G. BERRY, ESQ., AND JON T. JENKINS, WHO ARE THE MAJORITY STOCKHOLDERS OF OUR COMPANY, HAVE INDICATED THEIR INTENTION TO VOTE FOR THE ELECTION OF EACH OF THE ABOVE-REFERENCED NOMINEES TO OUR BOARD OF DIRECTORS.

MESSRS. BERRY AND JENKINS COLLECTIVELY OWN MORE THAN THE NUMBER OF OUR OUTSTANDING VOTING SECURITIES THAT IS REQUIRED TO ELECT SUCH DIRECTORS UNDER NEVADA LAW, AND THEY HAVE STATED THEIR INTENTION TO ELECT EACH OF THE ABOVE-NAMED NOMINEES TO THE BOARD OF DIRECTORS AT THE SPECIAL MEETING.  NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

By Order of the Board of Directors

August 11, 2008.

/s/ Robert G. Berry

Robert G. Berry, President, Secretary and Treasurer

APPENDIX A GAMEPLAN, INC. 3701 Fairview Road Reno, Nevada 89511

NOTICE OF SPECIAL MEETING OF COMMON STOCKHOLDERS
TO BE HELD ON SEPTEMBER 12, 2008

Dear Stockholders:

A special meeting of the common stockholders of GamePlan, Inc., a Nevada corporation (the “Company”), will be held on September 12, 2008, at 9:00 a.m. local time, at the offices of Nevada Agency & Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, for the following purpose:

To elect the following persons to serve on the Company’s Board of Directors until the next annual meeting of the Company’s stockholders or each such director’s prior death, resignation or termination and the appointment and qualification of their respective successors:

•

Robert G. Berry, Esq.;

•

Jon T. Jenkins;

•

Ray Brown;

•

L. Steven Haynes; and

•

David W. Young.

Only stockholders of record at the close of business on August 11, 2008, will be entitled to receive this Information Statement and notice of the special meeting or any adjournment or postponement thereof.

THE MAJORITY STOCKHOLDERS OF OUR COMPANY THAT HAVE STATED THEIR INTENTION TO VOTE FOR THE ELECTION OF THE ABOVE-REFERENCED NOMINEES OWN MORE THAN THE NUMBER OF OUR OUTSTANDING VOTING SECURITIES THAT ARE REQUIRED TO ADOPT THESE ACTIONS UNDER NEVADA LAW.  NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

By Order of the Board of Directors,

August 11, 2008.

/s/ Robert G. Berry

Director